Exhibit 4.1

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

LCC INTERNATIONAL, INC.

Series A Convertible Redeemable Preferred Stock – Par Value $0.01 Per Share

See Reverse for Certain Definitions

This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation, the Certificate of Designations of Series A Convertible Redeemable Preferred Stock, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

SEE RESTRICTIVE LEGENDS ON REVERSE SIDE

This is to Certify that ____ **SPECIMEN** ____ **is the owner of**

____ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated January __, 2008

Dean J. Douglas, President

Peter A. Deliso, Secretary

© 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

SIGNATURE(S) GUARANTEED
By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE REDEEMABLE AS PROVIDED IN THE CERTIFICATE OF DESIGNATION AND THE CORPORATION’S CERTIFICATE OF INCORPORATION AND SHALL BE CONVERTIBLE INTO THE CORPORATION’S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATION.
THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. THE CORPORATION SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE CORPORATION.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.